       As filed with the Securities and Exchange Commission on May 7, 2002

                                                      Registration No. 333-84189


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            JAG MEDIA HOLDINGS, INC.
                           (f/k/a JagNotes.com Inc.)
             (Exact name of registrant as specified in its charter)

             Nevada                                       88-0380456
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                            JAG Media Holdings, Inc.
                         6865 SW 18th Street, Suite B13
                           Boca Raton, Florida 33433
                                 (561) 393-0605
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Thomas J. Mazzarisi
                            Executive Vice President
                               JagNotes.com Inc.
                         6865 SW 18th Street, Suite B13
                           Boca Raton, Florida 33433
                              Tel: (561) 393-0605
                              Fax: (561) 393-6018
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                EXPLANATORY NOTE

         A total of 2,468,520 shares of common stock, $0.00001 par value per share, of JAG Media Holdings, Inc. (f/k/a JagNotes.com Inc.) (the "Shares") were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form SB-2 (File No. 333-84189) (the "Registration Statement"). The Registration Statement was declared effective on January 5, 2000.

         The Registrant is filing this post-effective amendment to deregister any and all Shares that to date have not been sold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                             JAG MEDIA HOLDINGS, INC.


Date: May 6, 2002                            By:   /s/ Gary Valinoti
                                                --------------------------------
                                                Name:  Gary Valinoti
                                                Title: President and Chief
                                                       Executive Officer